77Q1(e):

The response to question 77Q1(e) regarding copies of amended Registrant investment advisory contracts is hereby incorporated by reference to the exhibit 99.D.1.A as filed with the Securities and Exchange Commission on December 15, 2011 (SEC Accession No. 0001104659-11-069674).